Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Fourth Quarter and Full Year Results; Sets Fiscal 2024 Guidance
Full year revenue grew 13 percent, Small Business and Self-Employed Group revenue grew 24 percent

MOUNTAIN VIEW, Calif. - Aug. 24, 2023 - Intuit Inc. (Nasdaq: INTU) the global financial technology platform that makes TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the fourth quarter and full fiscal year 2023, which ended July 31, 2023.
"We had a very strong fourth quarter, ending the year with momentum, as we executed on our strategy to be the global AI-driven expert platform powering prosperity for consumers and small businesses," said Sasan Goodarzi, Intuit's chief executive officer. "Our overall performance demonstrates the strength of our platform and portfolio including our ability to maintain earnings power in uncertain times and expand operating margin while investing in the most important areas to drive durable long-term growth."
Financial Highlights
For the full year, Intuit:
•Grew total revenue to $14.4 billion, up 13 percent year-over-year.
•Increased combined Platform revenue, which includes the Small Business and Self-Employed Group Online Ecosystem, TurboTax Online and Credit Karma, 14 percent to $11.0 billion.
•Grew Small Business and Self-Employed Group revenue 24 percent and Online Ecosystem revenue 30 percent.
•Grew Consumer Group revenue 6 percent to $4.1 billion.
•Reported Credit Karma revenue of $1.6 billion, down 9 percent.

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

•Grew GAAP operating income 22 percent to $3.1 billion.
•Increased Non-GAAP operating income 22 percent to $5.5 billion.
•Grew GAAP earnings per share 16 percent to $8.42.
•Increased non-GAAP earnings per share 22 percent to $14.40.
For the fourth quarter, Intuit:
•Grew total revenue 12 percent to $2.7 billion.
•Increased Small Business and Self-Employed Group revenue 21 percent to $2.1 billion and Online Ecosystem revenue 21 percent.
•Reported Credit Karma revenue of $424 million, down 11 percent.
•Reported Consumer Group revenue of $128 million, down 12 percent.

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of Fiscal Year 2023 Full-year Results

GAAP				Non-GAAP
	FY23	FY22	Change	FY23	FY22	Change
Revenue	$14,368	$12,726	13%	$14,368	$12,726	13%
Operating Income	$3,141	$2,571	22%	$5,503	$4,504	22%
Earnings Per Share	$8.42	$7.28	16%	$14.40	$11.85	22%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

Snapshot of Fourth-quarter Fiscal Year 2023 Results

GAAP				Non-GAAP
	Q4 FY23	Q4 FY22	Change	Q4 FY23	Q4 FY22	Change
Revenue	$2,712	$2,414	12%	$2,712	$2,414	12%
Operating Income (Loss)	$17	$(75)	NM	$627	$433	45%
Earnings (Loss) Per Share	$0.32	$(0.20)	NM	$1.65	$1.10	50%
NM = Not Meaningful

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•QuickBooks Online accounting revenue grew 22 percent for the quarter and 26 percent for the year. Growth in the quarter was driven primarily by customer growth, higher effective prices, and mix shift.
•Online services revenue grew 20 percent for the quarter and 34 percent for the year. Growth in the quarter was driven by growth in payroll, Mailchimp and payments.
•Total international online revenue grew 12 percent for the quarter and 31 percent for the year on a constant currency basis.
Consumer and ProTax Groups

•TurboTax Online units declined 5 percent and total TurboTax units declined 5 percent for the year. The company believes this was driven by taxpayers who filed in order to receive pandemic-era stimulus and tax credits during the past several years but did not file taxes this season.
•TurboTax Live revenue grew 17 percent and TurboTax Live customers grew 12 percent for the year.
•ProTax Group revenue grew 3 percent for the year.

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

TurboTax Federal Unit Data

Units in millions	Season through July 31, 2023	Season through July 31, 2022	Change Year-Over-Year
Desktop Units	4.5	4.7	(6)%
Online Units	36.0	37.9	(5)%
Total U.S. TurboTax Units	40.5	42.7	(5)%
Canada TurboTax Units	3.7	3.5	5%

Credit Karma
•The decline in Credit Karma revenue in the quarter was driven by macroeconomic headwinds in personal loans, auto insurance, home loans and auto loans, partially offset by growth in credit cards and Credit Karma Money.
Capital Allocation Summary
The company:
•Reported a total cash and investments balance of approximately $3.7 billion and total debt of $6.1 billion as of July 31. Approximately $4.2 billion of this debt is maturing over the next 15 months and the company is evaluating refinancing opportunities, subject to market and other conditions.
•Repurchased $2.0 billion of stock during fiscal year 2023. The Board approved a new $2.3 billion repurchase authorization, giving the company a total authorization of $3.8 billion to repurchase shares.
•Received Board approval for a quarterly dividend of $0.90 per share, payable on October 17, 2023. This represents a 15 percent increase versus last year.

Forward-looking Guidance
Intuit announced guidance for the full fiscal year 2024. The company expects:
•Revenue of $15.890 billion to $16.105 billion, growth of approximately 11 to 12 percent.
•GAAP operating income of $3.615 billion to $3.720 billion, growth of approximately 15 to 18 percent.
•Non-GAAP operating income of $6.155 billion to $6.260 billion, growth of approximately 12 to 14 percent.

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

•GAAP diluted earnings per share of $9.37 to $9.67, growth of approximately 11 to 15 percent.
•Non-GAAP diluted earnings per share of $16.17 to $16.47, growth of approximately 12 to 14 percent.
The company expects the following segment revenue results for fiscal year 2024:
•Small Business and Self-Employed Group: growth of 16 to 17 percent.
•Consumer Group: growth of 7 to 8 percent.
•ProTax Group: growth of 3 to 4 percent.
•Credit Karma: decline of 3 percent to growth of 3 percent.
Intuit also announced guidance for the first quarter of fiscal year 2024, which ends Oct. 31. The company expects:
•Revenue growth of approximately 10 to 11 percent.
•GAAP earnings per share of $0.15 to $0.21.
•Non-GAAP diluted earnings per share of $1.94 to $2.00.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 24. The conference call can be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 800-839-9886, or 402-220-2191 from international locations. There is no passcode required. The audio webcast will remain available on Intuit’s website for one week after the conference call.
Intuit Innovation Day
Intuit will host Innovation Day on Sept. 6 at 9:30 a.m. Pacific time. Intuit Innovation Day is a virtual event that will unveil GenAI innovation across the company's platform and products, and how it will transform the way consumers and small businesses manage their finances. The event can be accessed at http://intuitinnovationday.com/, and will feature Sasan Goodarzi, chief executive officer, and other leaders.

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

Investor Day 2023
Intuit will host its annual Investor Day on Sept. 28 at 8:00 a.m. Pacific time, at its headquarters in Mountain View, CA and it can be heard live at http://investors.intuit.com/Events/default.aspx. The half-day event will include presentations from Sasan Goodarzi, chief executive officer, Sandeep Aujla, chief financial officer, and other leaders.

About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With 100 million customers worldwide using TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2024 and beyond; Intuit’s growth outside the US; timing and growth of revenue from current or future products, features, and services; demand for our products; customer growth and member engagement; Intuit's corporate tax rate and timing and amounts of its tax payments; changes to our products, including the impact of AI and their impact on Intuit’s business; the amount and timing of any

Intuit Reports Fourth Quarter and Full-year 2023 Earnings

future dividends or share repurchases; our capital structure; availability of our offerings; and the impact of acquisitions and strategic decisions on our business; as well as all of the statements under the heading "Forward-looking Guidance."
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the the effects of global developments, conditions or events like macroeconomic conditions or geopolitical conditions, which have caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the integration of Credit Karma and Mailchimp; the issuance of equity or incurrence of debt to fund an acquisition; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2022 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. First quarter and full-year fiscal 2024 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022

Net revenue:
Product	$353	$271	$1,970	$1,747
Service and other	2,359	2,143	12,398	10,979
Total net revenue	2,712	2,414	14,368	12,726
Costs and expenses:
Cost of revenue:
Cost of product revenue	16	16	71	69
Cost of service and other revenue	656	543	2,909	2,197
Amortization of acquired technology	41	41	163	140
Selling and marketing	840	807	3,762	3,526
Research and development	680	627	2,539	2,347
General and administrative	341	334	1,300	1,460
Amortization of other acquired intangible assets	121	121	483	416
Total costs and expenses [A]	2,695	2,489	11,227	10,155
Operating income (loss)	17	(75)	3,141	2,571
Interest expense	(68)	(32)	(248)	(81)
Interest and other income, net	46	8	96	52
Income (loss) before income taxes	(5)	(99)	2,989	2,542
Income tax provision (benefit) [B]	(94)	(43)	605	476
Net income (loss)	$89	$(56)	$2,384	$2,066

Basic net income (loss) per share	$0.32	$(0.20)	$8.49	$7.38
Shares used in basic per share calculations	280	282	281	280

Diluted net income (loss) per share	$0.32	$(0.20)	$8.42	$7.28
Shares used in diluted per share calculations	283	282	283	284

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Twelve Months Ended
(in millions)	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022
Cost of revenue	$83	$41	$374	$146
Selling and marketing	119	77	429	309
Research and development	148	142	532	521
General and administrative	98	86	377	332
Total share-based compensation expense	$448	$346	$1,712	$1,308
[B]We recognized excess tax benefits on share-based compensation of $32 million in our provision for income taxes for the twelve months ended July 31, 2023 and $134 million for the twelve months ended July 31, 2022.
Our effective tax rate for the twelve months ended July 31, 2023 was approximately 20%. Excluding tax benefits related to share-based compensation and a transfer of certain intangible assets during the three months ended July 31, 2023 from our United Kingdom subsidiary to the United States, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
Our effective tax rate for the twelve months ended July 31, 2022 was approximately 19%. Excluding excess tax benefits related to share-based compensation, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$76	$270	$2,778	$17	$3,141
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Non-GAAP operating income (loss)	$662	$856	$3,358	$627	$5,503

GAAP net income (loss)	$40	$168	$2,087	$89	$2,384
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Net (gain) loss on debt securities and other investments	—	2	6	1	9
Loss on disposal of a business	—	—	—	8	8
Income tax effects and adjustments [A]	(156)	(136)	(150)	(241)	(683)
Non-GAAP net income (loss)	$470	$620	$2,523	$467	$4,080

GAAP diluted net income (loss) per share	$0.14	$0.60	$7.38	$0.32	$8.42
Amortization of acquired technology	0.14	0.14	0.14	0.14	0.57
Amortization of other acquired intangible assets	0.43	0.43	0.43	0.43	1.71
Professional fees for business combinations	0.01	—	—	—	0.01
Share-based compensation expense	1.49	1.50	1.48	1.58	6.05
Net (gain) loss on debt securities and other investments	—	0.01	0.02	—	0.03
Loss on disposal of a business	—	—	—	0.03	0.03
Income tax effects and adjustments [A]	(0.55)	(0.48)	(0.53)	(0.85)	(2.42)
Non-GAAP diluted net income (loss) per share	$1.66	$2.20	$8.92	$1.65	$14.40

Shares used in GAAP diluted per share calculation	284	282	283	283	283

Shares used in non-GAAP diluted per share calculation	284	282	283	283	283
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$195	$56	$2,395	$(75)	$2,571
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Non-GAAP operating income (loss)	$555	$612	$2,904	$433	$4,504

GAAP net income (loss)	$228	$100	$1,794	$(56)	$2,066
Amortization of acquired technology	15	42	42	41	140
Amortization of other acquired intangible assets	53	121	121	121	416
Professional fees for business combinations	12	57	—	—	69
Share-based compensation expense	280	336	346	346	1,308
Net (gain) loss on debt securities and other investments [A]	(42)	—	(7)	—	(49)
Income tax effects and adjustments [B]	(123)	(210)	(111)	(141)	(585)
Non-GAAP net income (loss)	$423	$446	$2,185	$311	$3,365

GAAP diluted net income (loss) per share	$0.82	$0.35	$6.28	$(0.20)	$7.28
Amortization of acquired technology	0.06	0.14	0.15	0.15	0.49
Amortization of other acquired intangible assets	0.19	0.42	0.42	0.43	1.46
Professional fees for business combinations	0.04	0.20	—	—	0.24
Share-based compensation expense	1.01	1.17	1.21	1.22	4.61
Net (gain) loss on debt securities and other investments [A]	(0.15)	—	(0.02)	—	(0.17)
Income tax effects and adjustments [B]	(0.44)	(0.73)	(0.39)	(0.50)	(2.06)
Non-GAAP diluted net income (loss) per share	$1.53	$1.55	$7.65	$1.10	$11.85

Shares used in GAAP diluted per share calculation	277	287	286	282	284

Shares used in non-GAAP diluted per share calculation	277	287	286	284	284
[A] During the three months ended October 31, 2021, we recognized $39 million of net gains on other long-term investments.
[B]        As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2023	July 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$2,848	$2,796
Investments	814	485
Accounts receivable, net	405	446
Notes receivable, net	687	509
Income taxes receivable	29	93
Prepaid expenses and other current assets	354	287
Current assets before funds receivable and amounts held for customers	5,137	4,616
Funds receivable and amounts held for customers	420	431
Total current assets	5,557	5,047

Long-term investments	105	98
Property and equipment, net	969	888
Operating lease right-of-use assets	469	549
Goodwill	13,780	13,736
Acquired intangible assets, net	6,419	7,061
Long-term deferred income tax assets	64	11
Other assets	417	344
Total assets	$27,780	$27,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$499
Accounts payable	638	737
Accrued compensation and related liabilities	665	576
Deferred revenue	921	808
Income taxes payable	698	8
Other current liabilities	448	571
Current liabilities before funds payable and amounts due to customers	3,370	3,199
Funds payable and amounts due to customers	420	431
Total current liabilities	3,790	3,630

Long-term debt	6,120	6,415
Long-term deferred income tax liabilities	4	619
Operating lease liabilities	480	542
Other long-term obligations	117	87
Total liabilities	10,511	11,293

Stockholders’ equity	17,269	16,441
Total liabilities and stockholders’ equity	$27,780	$27,734

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2023	July 31, 2022
Cash flows from operating activities:
Net income	$2,384	$2,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	160	187
Amortization of acquired intangible assets	646	559
Non-cash operating lease cost	90	83
Share-based compensation expense	1,712	1,308
Deferred income taxes	(628)	120
Other	81	2
Total adjustments	2,061	2,259
Changes in operating assets and liabilities:
Accounts receivable	42	(31)
Income taxes receivable	64	29
Prepaid expenses and other assets	(75)	(121)
Accounts payable	(97)	(95)
Accrued compensation and related liabilities	88	(357)
Deferred revenue	111	71
Operating lease liabilities	(81)	(83)
Income taxes payable	690	6
Other liabilities	(141)	145
Total changes in operating assets and liabilities	601	(436)
Net cash provided by operating activities	5,046	3,889
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(1,015)	(830)
Sales of corporate and customer fund investments	240	1,524
Maturities of corporate and customer fund investments	449	234
Purchases of property and equipment	(260)	(229)
Acquisitions of businesses, net of cash acquired	(33)	(5,682)
Originations and purchases of loans	(1,983)	(933)
Principal repayments of loans	1,727	519
Other	(47)	(24)
Net cash used in investing activities	(922)	(5,421)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	4,700
Repayments of debt	(1,009)	—
Proceeds from borrowings under secured revolving credit facilities	222	182
Repayments on borrowings under secured revolving credit facilities	(23)	—
Proceeds from issuance of stock under employee stock plans	228	162
Payments for employee taxes withheld upon vesting of restricted stock units	(633)	(611)
Cash paid for purchases of treasury stock	(1,967)	(1,861)
Dividends and dividend rights paid	(889)	(774)
Net change in funds receivable and funds payable and amounts due to customers	(197)	(56)
Other	(1)	(10)
Net cash provided by (used in) financing activities	(4,269)	1,732
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	—	(22)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(145)	178
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,997	2,819
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,852	$2,997
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheets to the total amounts reported on the consolidated statements of cash flows
Cash and cash equivalents	$2,848	$2,796
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	4	201
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$2,852	$2,997

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Supplemental disclosure of cash flow information:
Interest paid	$272	$67
Income taxes paid	$484	$303

Supplemental schedule of non-cash investing activities:
Issuance of common stock in business combinations	$—	$6,316

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2023
Revenue	$2,860	$2,895	$—		$2,860	$2,895
Operating income	$123	$143	$638	[a]	$761	$781
Diluted earnings per share	$0.15	$0.21	$1.79	[b]	$1.94	$2.00

Twelve Months Ending July 31, 2024
Revenue	$15,890	$16,105	$—		$15,890	$16,105
Operating income	$3,615	$3,720	$2,540	[c]	$6,155	$6,260
Diluted earnings per share	$9.37	$9.67	$6.80	[d]	$16.17	$16.47
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $480 million; amortization of acquired technology of approximately $38 million; and amortization of other acquired intangible assets of approximately $120 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.9 billion; amortization of acquired technology of approximately $144 million; and amortization of other acquired intangibles of approximately $482 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 24, 2023 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:
•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2023 and fiscal 2024. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of business and long-lived assets.